Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2019 relating to the financial statements of Change Healthcare Inc. (formerly HCIT Holdings, Inc.) appearing in Amendment No. 4 to the Registration Statement (No. 333-230345) on Form S-1 of Change Healthcare Inc.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 26, 2019